EXHIBIT 99.1

Odyssey Semiconductor Technologies Announces Third Quarter 2022 Results

•	Achieved 1200 volt threshold of vertical GaN power devices in development

•	650 and 1200 volt product sample fabrication is underway, planned for completion in Q4 2022

•	Customer commitments secured for product evaluation, commencing in Q1 2023

ITHACA, N.Y., November 8, 2022 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today announced its third quarter 2022 results.

CEO Commentary

“I can’t over-emphasize the impact that achieving the 1200 volt threshold on our vertical GaN power devices has had on our company,” said Mark Davidson, Odyssey’s Chief Executive Officer. “Our company was founded to accomplish this very goal. The content of that announcement in September enables us to focus on delivering samples to customers.”

“As a direct result of our press release on September 14th, our backlog of customers interested in receiving product samples has grown significantly. As a company, we remain focused on executing our milestones as we know the market and the customers are there. I am confident in our team’s ability to deliver the performance and commercial advantages relative to silicon and silicon carbide for our initial key applications in industrial motors, electric vehicles and renewable energy markets,” concluded Davidson.

Accomplished Technology Development and Business Milestones Recently

•	Achieved 1200 volt threshold of vertical GaN power devices in development utilizing Odyssey’s industry leading vertical GaN intellectual property.

•	650 and 1200 volt product sample fabrication is underway, planned for completion in Q4 2022.

•	Customer commitments secured for product evaluation, commencing in Q1 2023.

•	Generated $208,780 foundry service revenues in Q3 2022, favorably higher than expected and a significant sequential increase from $20,581 in Q2 2022. Pursuing $2 million pipeline value for foundry services as the Company continues to pursue new opportunities in foundry services.

•	Secured and received $1.25 million bridge loan financing from our Chairman, John Edmunds.

•	Appointed Laura Krauss as Chief Accounting Officer. This officer appointment supports the Company’s uplist plan to Nasdaq in 2023. Ms. Krauss, an accomplished financial executive and certified public accountant, joined the Company in September 2022 in this recently created role. Her 18 years of career experience strengthens our finance and accounting team.

•	Positioning the Company to receive funding through the CHIPS and Science Act.

Odyssey Uniquely Positioned in High Growth Megatrend Movement to High Voltage.
40% CAGR to 2027 in Odyssey’s Addressable Market

Odyssey’s approach to vertical GaN will offer even greater commercial advantages over silicon than silicon carbide or lateral GaN. Vertical GaN offers a 10x advantage over silicon carbide (SiC) at performance and cost levels unattainable by the competing technologies.

The market the Company is pursuing is large and fast growing. The 650 volt segment is the larger market today, expected to grow at a 20% compound annual growth rate. The 1200 volt product market segment is expected to grow faster at 63% CAGR and will become the larger market in the second half of this decade. Together, the 650 and 1200 volt power device market is expected to exceed $5 billion in 2027, a 40% combined CAGR according to Yole Group, a French market research firm.

Customers can request samples of the 650 and 1200 volt vertical GaN power devices at info@odysseysemi.com.

Conference Call and Webcast: Q3 2022 Results

The Company will hold a conference call and webcast scheduled to begin at 5:00 PM ET (2:00 PM PT) on Tuesday, November 8, 2022. The conference call and webcast will consist of prepared remarks by CEO Mark Davidson. Following the prepared remarks, CEO Mark Davidson and Chairman of the Board John Edmunds will answer questions. Analysts and investors may pose questions to Odyssey during the live webcast on November 8, 2022.

Interested persons may access the live conference call by dialing 877-545-0320 (U.S./Canada callers) or 973-528-0002 (international callers), using passcode 103632. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on November 22, 2022, by dialing 877-481-4010 using passcode 47044.

The live webcast and interactive Q&A will be accessible on the Company’s Investor Relations website under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The webcast will be archived on the website for future viewing.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com), has developed a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact

Darrow Associates

Jeff Christensen

(703) 297-6917

jchristensen@darrowir.com

Consolidated Financial Results

All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets

Current Assets:
Cash	$901,264	$2,598,213
Accounts receivable	58,780	6,170
Deferred expenses	—	7,870
Prepaid expenses and other current assets	71,118	225,260
Total Current Assets	1,031,162	2,837,513

Restricted cash	103,229	103,201
Property and equipment, net	1,002,599	853,290
Operating ROU Asset	574,117	—

Total Assets	$2,711,107	$3,794,004

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$327,290	$147,947
Loan payable - short term	78,984	74,134
Bridge loan- related party	1,250,000	—
Lease liability - short term portion	183,300	—
Deferred revenue	11,000	10,000

Total Current Liabilities	1,850,574	232,081

Long-term lease liability	390,820	—
Loans payable - long term	288,936	345,459
Total liabilities	2,530,330	577,540
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of September 30, 2022 and December 31, 2021	1,272	1,272
Additional paid-in capital	10,590,834	9,873,345
Accumulated deficit	(10,411,328)	(6,658,153)

Total Stockholders’ Equity	180,777	3,216,464

Total Liabilities and Stockholders’ Equity	$2,711,107	$3,794,004

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	For The Three Months Ended September 30,		For The Nine months ended September 30,
	2022	2021	2022	2021

Revenues	$208,780	$174,952	$259,299	$693,074

Cost of Revenues	129,111	47,969	183,207	792,239

Gross Profit (Loss)	79,669	126,983	76,092	(99,165)

Operating Expenses:
Research and development	535,123	454,658	1,552,012	1,073,737
Write off of fixed asset deposit	153,126	—	153,126	—
Selling, general, and administrative	653,308	403,441	2,089,082	1,658,994

Total Operating Expenses	1,341,557	858,099	3,794,220	2,732,731

Loss From Operations	(1,261,888)	(731,116)	(3,718,128)	(2,831,896)

Other Income (Expense):
Forgiveness of PPP loan and other income	3,520	25,013	5,544	238,719
Interest income (expense)	(33,107)	(4,560)	(40,591)	(14,407)
Net Loss	$(1,291,475)	$(710,633)	$(3,753,175)	$(2,607,584)

Net (Loss) Income Per Share:
Basic	$(0.10)	$(0.06)	$(0.29)	$(0.21)
Diluted	$(0.10)	$(0.06)	$(0.29)	$(0.21)

Weighted Average Number of Common Shares Outstanding:
Basic	12,726,911	12,726,911	12,726,911	12,320,979
Diluted	12,726,911	12,726,911	12,726,911	12,320,979

 ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	For The Nine months ended
	September 30,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(3,753,175)	$(2,607,584)
Adjustments to reconcile net loss to net cash used in operating activities:33
Stock-based compensation	717,489	1,123,423
Forgiveness of PPP loan indebtedness	—	(210,680)
Write off of fixed asset deposit	153,126	—
Depreciation and amortization	132,211	124,631
Changes in operating assets and liabilities:
Contract assets	—	62,273
Accounts receivable	(52,610)	(37,168)
Prepaid expenses and other current assets	1,017	(1,693)
Deferred expenses	7,870	180,143
Accounts payable and accrued expenses	179,343	(67,843)
Deferred revenue	1,000	(230,447)

Total Adjustments	1,139,446	942,639

Net Cash Used In Operating Activities	(2,613,729)	(1,664,895)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(281,519)	(32,505)
Lease of property		—

Net Cash Used In Investing Activities	(281,519)	(32,505)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, net of costs	—	4,599,055
Proceed from bridge loan	1,250,000
Proceeds from government loans	—	193,625
Repayment of government loans	(51,673)	(26,956)
Proceeds from exercise of stock options	—	68,438
Payment of deferred offering costs	—
Payment of deferred loan costs

Net Cash Provided By (Used In) Financing Activities	1,198,327	4,834,162

Net Increase (Decrease) In Cash and Restricted Cash	(1,696,921)	3,136,762

Cash and Restricted Cash - Beginning Of Period	2,701,414	375,855

Cash and Restricted Cash - End Of Period	$1,004,493	$3,512,617

Cash and Restricted Cash Consisted of the Following:
Cash	$901,264	$3,409,429
Restricted cash	103,229	103,188
	$1,004,493	$3,512,617

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$14,143	$6,911
Income taxes	$—	$—

Non-cash investing and financing activities:
Operating Lease ROU Asset	$693,683	$—

See notes to these condensed consolidated financial statements.